UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 23, 2010

RealNetworks, Inc.
(Exact name of registrant as specified in its charter)

WASHINGTON	0-23137	91-1628146
(State or other	(Commission File	(I.R.S. Employer
jurisdiction	Number)	Identification No.)
of incorporation)
2601 Elliott Avenue, Suite 1000
Seattle, Washington 98121
(Address of principal executive offices) (Zip code)

(206) 674-2700
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-3.1
EX-99.1
EX-99.2

Item 2.02. Results of Operations and Financial Condition.
     On July 29, 2010, RealNetworks, Inc. (the “Company” or “RealNetworks”) announced via press release the Company’s results for its second quarter ended June 30, 2010. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and additional information regarding the inclusion of non-GAAP financial measures in certain of the Company’s public disclosures, including its second quarter 2010 financial results announcement, is included as Exhibit 99.2. The information in Item 2.02 of this Form 8-K is intended to be furnished to the Securities and Exchange Commission (“SEC”). This information shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Dominique Trempont to the Company’s Board of Directors
     Effective July 23, 2010, the Company’s Board appointed Dominique Trempont as a non-employee director. Mr. Trempont fills the vacancy resulting from the increase in the size of the Board from seven to eight directors effective July 23, 2010. The Board also appointed Mr. Trempont to serve as a member of the Audit Committee and the Compensation Committee of the Board.
     Mr. Trempont, age 56, has served as a director of Finisar Corporation, a company that develops and markets high speed data communication systems and software for networking and storage, since September 2005. Mr. Trempont has also served as a director of Energy Recovery, Inc., a manufacturer of efficient energy recovery devices utilized in the water desalination industry, since July 2008. From October 2006 to April 2010, Mr. Trempont served as a director of 3Com Corporation, a networking company that was acquired by Hewlett Packard in April 2010. From September 2003 to September 2005, Mr. Trempont was CEO-in-Residence at Battery Ventures, a venture capital firm. Prior to joining Battery Ventures, Mr. Trempont was Chairman, President and Chief Executive Officer of Kanisa, Inc., a software company focused on enterprise self-service applications, from 1999 to 2002. Mr. Trempont was President and CEO of Gemplus Corporation, a smart card company, from 1997 to 1999. Prior to Gemplus, Mr. Trempont served as Chief Financial Officer and head of Operations at NeXT Software. Mr. Trempont began his career at Raychem Corporation, a materials science and engineering company focused on telecommunications, electronics, automotive and other industries. Mr. Trempont earned an undergraduate degree in Economics from College St. Louis (Belgium), a B.A. with high honors in Business Administration and Computer Sciences (LSM) from the University of Louvain (Belgium) and a master’s degree in Business Administration from INSEAD (France/Singapore).
     Mr. Trempont will be paid a retainer in the amount of $8,750 per quarter for his services as a director. Mr. Trempont will also receive $1,000 for participation in each Board meeting and each meeting of a Board committee. Pursuant to the RealNetworks, Inc. 2007 Director Compensation Stock Plan, a sub-plan administered under the Company’s 2005 Stock Incentive Plan, as amended and restated (the “2005 Plan”), Mr. Trempont may elect to receive all or a portion of the cash compensation payable to him in shares of RealNetworks common stock. Mr. Trempont will also receive equity awards under the 2005 Plan on the third business day following each annual meeting of shareholders consisting of (i) nonqualified stock options to purchase 25,000 shares of RealNetworks common stock (the “Options”) that, once vested, will remain exercisable for three years following a director’s separation from the Board or until the Options’ earlier expiration, and (ii) restricted stock units (“RSUs”) valued at $45,000 on the grant date. The Options and RSUs will vest monthly in equal increments over a twelve month period following the award’s grant date, with the RSU share distribution date occurring on the first anniversary of the grant date. Directors who have served on the Board for less than twelve months at the time of the annual meeting of shareholders will receive Options and RSUs that are pro-rated based on the number of completed months of service leading up to the annual meeting of shareholders.
John Barbour, President of Games Division
     On July 28, 2010, the Company terminated the employment of John Barbour, the President of the Company’s Games division, effective August 13, 2010.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     Effective July 23, 2010, the Board of Directors of the Company adopted amendments to Article II, Section 2.2 of the Company’s Amended and Restated Bylaws to increase the maximum number of directors who may serve on the Company’s Board of Directors from seven to nine directors.
     The Bylaws, as amended and restated effective July 23, 2010, are filed as Exhibit 3.1 to this report.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Bylaws of RealNetworks, Inc. effective July 23, 2010
99.1	Press Release issued by RealNetworks, Inc. dated July 29, 2010
99.2	Information Regarding Non-GAAP Financial Measures

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALNETWORKS, INC.
By:	/s/ Michael Eggers
Michael Eggers
Senior Vice President, Chief Financial Officer and Treasurer

Dated: July 29, 2010

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amended and Restated Bylaws of RealNetworks, Inc. effective July 23, 2010
99.1	Press Release issued by RealNetworks, Inc. dated July 29, 2010
99.2	Information Regarding Non-GAAP Financial Measures